Exhibit 5.1

Our ref         DLK/663980-000001/32308373v3

BIT Mining Limited

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

16 May 2025

BIT Mining Limited

We have acted as Cayman Islands legal advisers to BIT Mining Limited (the "Company") in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the "Registration Statement"), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the issue by the Company of (i) class A ordinary shares of a par value of US$0.00005 each (the "Ordinary Shares"), including the Ordinary Shares underlying the American depositary shares of the Company (each an "ADS"), each ADS representing 100 Ordinary Shares, (ii) preference shares of a par value of US$0.00005 each (“Preference Shares” and together with the Ordinary Shares, the “Shares”), (iii) debt securities of the Company (”Debt Securities”), in one or more series, (iv) warrants to purchase Shares, ADSs or Debt Securities (“Warrants”), and/or (v) units consisting of one or more of the foregoing (“Units”). The Shares, ADSs, Debt Securities, Warrants, and Units being registered for the account of the Company are for a maximum aggregate offering price of US$222,295,700.

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents and such other documents as we have deemed necessary in order to render the opinions below:

1.1	The certificate of incorporation of the Company dated 20 April 2007 and the certificates of incorporation on change of name of the Company dated 9 May 2011, 9 October 2013 and 9 April 2021.

1.2	The second amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 21 October 2013 and effective immediately upon the completion of the Company's initial public offering of Class A Ordinary Shares represented by American Depositary Shares, and amended by special resolutions dated 30 December 2016 and 8 April 2021 respectively (the "Memorandum and Articles").

1.3	The written resolutions of the directors of the Company dated 14 May 2025 (the "Resolutions").

1.4	A certificate of good standing with respect to the Company issued by the Registrar of Companies dated 14 May 2025 (the "Certificate of Good Standing").

1.5	A certificate from a director of the Company a copy of which is attached to this opinion letter (the "Director's Certificate").

1.6	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.2	All signatures, initials and seals are genuine.

2.3	The Company will have sufficient authorized but unissued Shares in its authorized share capital to enable the Company to issue the Shares upon exercise of the Warrants.

2.4	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Units, the Warrants, the ADSs or the Shares.

2.5	There is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions set out below.

2.6	The Company will receive money or money's worth in consideration for the issue of the Shares and none of the Shares were or will be issued for less than par value.

2.7	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion letter.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$100,000 divided into 1,599,935,000 Class A ordinary shares of par value US$0.00005 each, (2) 65,000 Class A preference shares of par value US$0.00005 each, and (3) 400,000,000 Class B ordinary shares of par value US$0.00005 each.

3.3	The issue and allotment of the Shares as contemplated by the Registration Statement (including the Shares underlying the ADSs issuable upon the exercise of the Warrants) have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The statements under the caption "Taxation – Cayman Islands Taxation" and "Enforceability of Civil Liabilities" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.2	Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4.3	In this opinion letter, the phrase "non-assessable" means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4.4	The obligations of the Company may be subject to restrictions pursuant to:

(a)	United Nations and United Kingdom sanctions extended to the Cayman Islands by Orders in Council; and

(b)	sanctions imposed by Cayman Islands authorities under Cayman Islands legislation.

Except as specifically stated herein, we make no comment with regard to warranties or representations that may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP